Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE NAMED ONE OF THE BEST COMPANIES TO WORK FOR IN TEXAS

SAN ANTONIO, Texas-January 26, 2011-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that it has been named as one of the 2011 "Best Companies to Work for in Texas." The statewide survey and awards program identifies, recognizes, and honors the best places of employment in Texas. One hundred companies were selected, all identified as benefiting the state's economy, its workforce, and businesses. The awards program, created in 2006, is a project of Texas Monthly, the Texas Association of Business (TAB), the Texas State Council of the Society for Human Resource Management, and Best Companies Group.

"The Texas Association of Business is proud to honor GlobalSCAPE among the Best Companies to Work for in Texas," said Bill Hammond, TAB's President. "GlobalSCAPE is a shining example of how companies of any size can make it a priority to provide a better workplace."

"It is a tremendous honor to be named one of the best companies to work for in the entire state of Texas," said Jim Morris, president and CEO of GlobalSCAPE. "Our team takes great pride in their work, especially in serving our global customer base. We believe this same perspective should apply throughout our internal operations as well, because energized team members will take great care of our customers. This award recognizes our progress in building and maintaining a culture that is unmatched."

Companies from across the state competed to be named to the 2011 "Best Companies to Work for in Texas" list. The first assessment consisted of evaluating each nominated company's workplace policies, practices, and demographics. The second assessment consisted of an employee survey to measure the employee experience. The combined scores determined the top companies and final rankings.

GlobalSCAPE will be recognized and honored at the 2011 "Best Companies to Work for in Texas" awards ceremony on Thursday, Jan. 27, 2011, as part of the Texas Association of Business 2011 Annual Conference in Austin, Texas.

GlobalSCAPE has been recognized several times in the past year for its workplace and excellence. This award follows recognition in October when the San Antonio Express-News named GlobalSCAPE a 2010 Top Workplace. In June, Computerworld named GlobalSCAPE a 2010 "Best Places to Work in IT" honoree. In April, the company was selected as one of the "Best Places to Work" for 2010 by the San Antonio Business Journal.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global solutions provider that equips organizations to securely exchange sensitive information and files across multiple locations and with customers and partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.